UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event report): July 24, 2012

ROOMSTORE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-54019	54-1832498
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer ID #)

12501 Patterson Avenue

Richmond, Virginia 23238

(Address of principal executive offices)

(804) 784-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivorship

As previously reported, on December 12, 2011, RoomStore, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court of the Eastern District of Virginia (the “Bankruptcy Court”), Case No.11-37790-DOT (the “Chapter 11 Case”). On July 20, 2012, the Company filed a motion in the Bankruptcy Court, seeking to convert the Company’s Chapter 11 Case to a Chapter 7 bankruptcy case, and asking the court to immediately appoint a Chapter 7 Trustee. On July 24, 2012, the court granted the Company’s motion and thereafter Lynn Tavenner with the law firm of Tavenner & Beran, PLC was appointed as the Chapter 7 Trustee for the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 26, 2012, the Bankruptcy Court approved an order allowing the Company to enter into two agency agreements to sell its remaining operating assets. The Company entered into an Agency Agreement (the “Hilco Agency Agreement”) dated June 27, 2012 between the Company and a joint venture comprised of Hilco Merchant Resources, LLC, SB Capital Group, LLC, Planned Furniture Promotions, Inc., and Tiger Capital Group, Inc. (collectively, the “Agent”), pursuant to which Agent was given the right to liquidate all of the merchandise in twenty of the Company’s furniture retail stores (the “Hilco Closed Stores”) and the Company’s distribution center located in Rocky Mount, North Carolina. In addition, the Company entered into an Agency Agreement (the “FAA Agency Agreement”) dated June 27, 2012 between the Company and Furniture Asset Acquisition LLC (“FAA”) to transfer to FAA (i) all of the inventory of the Company’s one store in Richmond, Virginia and seven stores in North and South Carolina and the going out of business rights in North and South Carolina, (ii) the lease disposition rights of the Company’s one store in Richmond, Virginia and in six stores in North and South Carolina (the store in Myrtle Beach, South Carolina is excluded), subject to FAA’s payment of all cure amounts then owed, (iii) the rights to the “RoomStore” name in the greater Richmond, Virginia area and in the States of North and South Carolina, and (iv) all of the customer lists and other customer data of the Company’s customers in the greater Richmond, Virginia area and in the States of North and South Carolina. Upon the consummation of the transactions set forth in agency agreements described above, the only remaining assets of the Company will be: (i) its 65% interest in Mattress Discounters Group, LLC, (ii) the Rocky Mount, North Carolina distribution center property, and (iii) a 31% interest in Creative Distribution Services, LLC. Creative Distribution Services owns a retail location in Lanham, Maryland and a distribution center in Orangeburg, South Carolina.

Given that the Company has ceased all operations, a Chapter 7 Trustee has been appointed, and there are no remaining officers and directors as of July 24, 2012, the Company does not anticipate filing any further reports with the United States Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 26, 2012, Steven Giordano resigned as President and CEO of the Company, and also resigned from the Board of Directors of the Company. Effective June 27, 2012, Ned Crosby’s employment with the Company ended. Mr. Crosby was the Chief Merchandising Officer for the Company. Effective July 11, 2012, Brian Bertonneau resigned as Senior VP, General Counsel and Secretary of the Company. Effective July 24, 2012, all remaining officers and directors of the Company resigned.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RoomStore, Inc.

July 24, 2012	By:	/s/ Lewis M. Brubaker
	Name:	Lewis M. Brubaker
	Title:	Senior VP and CFO